AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

                                      Among

                            THE ALGER AMERICAN FUND,
                      FRED ALGER & COMPANY, INCORPORATED,
    NATIONAL LIFE INSURANCE COMPANY (as successor to Vermont Life Insurance
              Company), and LIFE INSURANCE COMPANY OF THE SOUTHWEST

THIS AMENDMENT NO. 2 to the Participation Agreement dated January 31, 1995, as amended by updating Schedule A as of April 25, 1997 (the "Participation Agreement") by and among The Alger American Fund (the "Trust"), Fred Alger & Company, Incorporated (the "Distributor"), National Life Insurance Company, and, by this Amendment No. 2 the Life Insurance Company of the Southwest ("LSW") is made and entered into this 18th day of November, 1998.

1. By executing this Amendment No. 2, LSW hereby
     a. becomes a party to this Participation Agreement
     b. is included in the definition of "the Company" along with National Life Insurance Company
     c. is bound by all of the terms and conditions of the Participation Agreement referenced above, and the Service Agreement dated June 1, 1997.

2. Schedule A was amended April 25, 1997, and is hereby further amended to read as follows:
     National Variable Life Insurance Account
     National Variable Annuity Account II
     LSW Variable Annuity Account I

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be affixed hereto as of the date specified below.

                                       FRED ALGER & COMPANY, INCORPORATED

                                       by /s/ Gregory S. Duch
                                         ________________________________

                                       Name:
                                       Title:

                                       THE ALGER AMERICAN FUND

                                       by /s/ Gregory S. Duch
                                         ________________________________

                                       Name:
                                       Title:

                                       NATIONAL LIFE INSURANCE COMPANY

                                       by /s/ Eileen von Gal
                                         ________________________________

                                       Name:  Eileen von Gal
                                       Title: Vice President & Treasurer

                                       LIFE INSURANCE COMPANY OF THE SOUTHWEST
                                       by: NATIONAL LIFE INSURANCE COMPANY

                                       by /s/ Eileen von Gal
                                         ________________________________

                                       Name:  Eileen von Gal
                                       Title: Treasurer